Exhibit 10(i)(12)




 .          AMENDMENT TO THE ISSUING AND PAYING AGENCY AGREEMENT

        This Amendment dated as of January 15, 1999 (the "IPA Amendment") to the Issuing and Paying Agency Agreement, described below, is among The Southland Corporation (the "Company"), Ito-Yokado Co., Ltd., as guarantor (the "Guarantor") and Sakura Trust Company, as issuing and paying agent (the "Issuing and Paying Agent").

                                 RECITALS

       WHEREAS, there has heretofore been executed and delivered to the Company an Issuing and Paying Agency Agreement (the "Agreement") dated August 17, 1992 among the Company, the Guarantor and the Issuing and Paying Agent;

       WHEREAS, the Agreement may be supplemented, modified or amended if such supplement, modification or amendment is in writing and is signed by each of the parties hereto so long as such supplement, modification or amendment does not adversely affect the rights of holders of the theretofore issued Notes which are unpaid at the time; and,

       WHEREAS, the Company, the Issuing and Paying Agent, and the Guarantor desire to amend the Agreement to increase the maximum aggregate principal amount of Notes from U.S. $400,000,000 to U.S. $650,000,000, and to make certain other amendments to the Agreement as more fully described below.

       NOW THEREFORE, the Company, the Guarantor and the Issuing and Paying Agent covenant and agree with each other to amend the Agreement as follows:

       (1) the Incumbency Certificate of the Company dated as of August 17, 1992 will be replaced by an Incumbency Certificate on the date hereof with respect to each officer of the Company whose signature appears on the Notes, together with specimen signatures of such officers (each such officer being herein referred to as an "Authorized Company Signatory");

       (2) the Incumbency Certificate of the Guarantor dated as of August 17, 1992 will be replaced by an Incumbency Certificate on the date hereof with respect to each officer of the Guarantor whose signature appears on the Guarantees, together with specimen signatures of such officers
(each such officer being herein referred to as an "Authorized Guarantor Signatory");


                                   Tab 2

      (3) the Certificate of Designation dated as of August 17, 1992 will be replaced by a Certificate of Designation on the date hereof with respect to each individual authorized, empowered and employed by the Company to give instructions to any commercial paper issuing and paying agent or dealer pursuant to the Agreement or a commercial paper dealer agreement;

      (4) the maximum aggregate principal amount of Notes which are authenticated (and not cancelled) by the Issuing and Paying Agent at any one time pursuant to this Agreement shall be increased from U.S.
$400,000,000 to, but in no event shall exceed, U.S. $650,000,000;

      (5) in no event shall Guarantees be affixed to Notes (or shall Notes be authenticated) if greater than U.S. $650,000,000 aggregate principal amount (or such lesser aggregate principal amount as is notified by the Guarantor to the Issuing and Paying Agent) of authenticated Notes (which are not cancelled) would be outstanding at any one time or if the Guarantor instructs the Issuing and Paying Agent to no longer affix Guarantees to Notes; and,

      (6) notwithstanding any contrary instructions received from the Company or an Authorized Company Officer or Designated Company Individual, the Issuing and Paying Agent shall not complete, authenticate, issue or deliver any Notes, if the issuance of such Notes would cause the aggregate principal amount of outstanding Notes at any one time to exceed the authorized maximum aggregate principal amount of U.S. $650,000,000 (or such lesser maximum aggregate principal amount as is notified by the Guarantor to the Issuing and Paying Agent) or if the Guarantor instructs the Issuing and Paying Agent to cease affixing Guarantees to Notes.

      Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

      This IPA Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign any of its rights or obligations hereunder except with the prior written consent of the other parties hereto.

      This IPA Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same IPA Amendment.

      This IPA Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company and the Guarantor agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at your option, be litigated in any of the New York State Supreme Court, New York County, the New York State Supreme Court Appellate Division, First Department, and the Federal District Court of the Southern District of New York, and that each such court is a convenient forum, and each of the Company and Guarantor submits to personal jurisdiction thereof and consents that service of process upon the Company may be made by certified or registered mail, return receipt requested, directed to the Company at the Company's address appearing on your records, and service so made shall be deemed completed on the date of certified receipt. Service of process upon the company may also be sent by Federal Express or any other public or private form of address delivery service that can certify actual delivery, and in such event shall be deemed to have been given on the date of certified receipt. Each of you, the Company and the Guarantor waives any right to trial by jury in any action or proceeding relating directly or indirectly to this IPA Amendment. Each of the Issuing and Paying Agent, the Company and the Guarantor waives the right to assert in any action or proceeding relating directly or indirectly to this IPA Amendment any offsets or counterclaims (other than counterclaims directly relating to this Agreement) which you, the Company or the Guarantor, as the case may be, may have.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                         Very truly yours,

                                         THE SOUTHLAND CORPORATION


                                         By:
                                            ------------------------------
                                            Name:
                                            Title:

                                         ITO-YOKADO CO., LTD.



                                          By:
                                             ------------------------------
                                            Name:     Toshifumi Suzuki
                                            Title:    President and Chief
                                                      Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written

SAKURA TRUST COMPANY


By:
   -------------------------
   Name:     Hajime Tada
   Title:    President